                                                                    Exhibit 3.30

                                 New South Wales

                               Companies Act, 1961

                            Company Limited by Shares

                        ----------------------------------

                                   MEMORANDUM

                                       and

                             ARTICLES OF ASSOCIATION

                                       of

                                RISOTA PTY. LTD.

                        ----------------------------------
                            Stephen, Jaques & Stephen
                                   Solicitors
                                  A.M.P. Centre
                         50 Bridge Street, Sydney. 2000
                                  Tel: 239-1111

                                 New South Wales

                               Companies Act, 1961

                            Company Limited by Shares

                        ----------------------------------

                                   MEMORANDUM

                                       and

                             ARTICLES OF ASSOCIATION

                                       of

                                RISOTA PTY. LTD.

                        ----------------------------------
                            Stephen, Jaques & Stephen
                                   Solicitors
                                  A.M.P. Centre
                         50 Bridge Street, Sydney. 2000
                                  Tel: 239-1111

                          CORPORATE AFFAIRS COMMISSION

                                 NEW SOUTH WALES

        No. of Company

          203489-11

                        ----------------------------------

                          CERTIFICATE OF INCORPORATION
                             OF PROPRIETARY COMPANY

                      Companies Act, 1961 - Section 16 (3)

THIS IS TO CERTIFY that

                                RISOTA PTY. LTD.

is, on and from the twenty-seventh day of September, 1977, incorporated under the Companies Act, 1961, that the company is a company limited by shares and that the company is a proprietary company.

     Given under the seal of the Corporate Affairs Commission at Sydney, this twenty-seventh day of September, 1977.

                                                       F.J.O. Ryan
                                           -------------------------------------
                                                      Commissioner

                                 New South Wales

                               Companies Act, 1961

                            Company Limited by Shares

                        ----------------------------------

                            MEMORANDUM OF ASSOCIATION

                                       of

                                RISOTA PTY. LTD.

                        ----------------------------------

1.   The name of the Company is RISOTA PTY. LTD.

2.   The objects for which the Company is established are: --

     (a) to buy sell exchange let mortgage or otherwise deal in real and personal property of any kind whatsoever and to import export manufacture produce treat buy sell exchange let on hire and generally deal in all kinds of goods plant machinery merchandise and articles of any kind;

     (b) to carry on any other business which the directors of the Company think is capable of being conveniently or profitably carried on by the Company or which in their opinion is calculated either directly or indirectly to enhance the value of or render profitable any of the Company's property and rights;

     (c) to acquire and undertake the whole or any part of the business property and liabilities of any person or company carrying on any business whatsoever;

     (d) to apply for purchase or otherwise acquire any patents patent rights inventions copyrights designs trade marks formulae designs secret processes technical information franchises and other rights privileges and concessions and to use exercise develop or otherwise turn to account the property rights or information so acquired;

     (e) to invest and deal with the money of the Company in such manner as may from time to time be thought fit;

     (f) to sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit and in particular for shares debentures or securities of any other company;

     (g) to act as trustee for any person firm or company whether for remuneration or not and on any terms and conditions, to undertake and carry out trusts under settlements and/or deeds of trust or settlement (including the execute all documents of discretions), and to do all things and execute all documents relative to its status as such trustee.

3. The Company shall have all the powers set forth in the Third Schedule to the Companies Act, 1961 as amended to the date of incorporation of the Company and as interpreted in accordance with clause 4 hereof.

4. The word "company" in clause 2 hereof and in the said Third Schedule as adopted in clause 3 hereof (except where referring to this Company) shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled or resident in Australia or elsewhere and each of the objects specified in the said clause 2 and each of the powers referred to in the said clause 3 shall except where otherwise expressed be independent objects and powers and shall not be limited or restricted by reference to or inference from the terms of any other objects or powers or the name of the Company and nothing herein or in the said clause 2 shall be construed as excluding or limiting any of the powers set forth in the said Third Schedule as so amended.

5.   The liability of the members is limited.

6. The capital of the Company is $10,000 divided into 10,000 shares of $1 each.

7. The full names addresses and occupations of the subscribers to this Memorandum of Association are as follows:

     Anthony Philip Sheehan
     20 Killoola Street,
     CONCORD WEST, NSW, 2138
     Clerk


     Lillian Bevan Hodgson
     55 Church Street,
     RANDWICK, NSW, 2031
     Librarian

8. WE, the several persons whose names are subscribed hereto are desirous of being formed into a company in pursuance of this Memorandum of Association and

                                       2

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     respectively agree to take the number of shares in the capital of the
     Company set out opposite our respective names.

--------------------------------------------------------------
Signatures of    No. of Shares taken       Signatures and
Subscribers      by each Subscriber     Addresses of Witnesses
--------------------------------------------------------------

A.P. Sheehan     One                    A. Walton

L.B. Hodgson     One                    A. Walton
                                        Anne WALTON
                                        14 Musgrave Street
                                        Mosman, NSW, 2088
--------------------------------------------------------------

DATED this 16th day of September, 1977

                                 New South Wales

                               Companies Act, 1961

                            Company Limited by Shares

                          -------------------------------

                             ARTICLES OF ASSOCIATION

                                       of

                                RISOTA PTY. LTD.

1. Subject as hereinafter provided the Regulations in Table A in the Fourth Schedule to the Companies Act, 1961 (hereinafter called "the Statute") as amended to the date of incorporation of this company (hereinafter called "the Company") shall apply to the Company. The Regulations as so amended are hereinafter referred to as "Table A".

2.   The Company is a proprietary company and accordingly:

     (a) the right to transfer shares is restricted as hereinafter provided in these Articles;

     (b) the number of members of the Company (exclusive of persons who are in the employment of the Company or of any subsidiary thereof and of persons who having been formerly in the employment of the Company or of any subsidiary thereof were while in such employment and have continued after the determination of such employment to be members of the Company) is limited to fifty; provided that where two or more persons hold one or more shares in the capital of the Company jointly they shall for the purpose of this Article be treated as a single member;

     (c) any invitation to the public to subscribe for any shares in or debentures of the Company or to deposit money with the Company for fixed periods or payable at call whether bearing or not bearing interest is prohibited.

3. The Regulations of Table A listed as items in the following Article shall be altered, modified, omitted or replaced in the manner and to the extent set opposite each such item:

--------------------------------------------------------------------------------
 Column 1       Column 2        Column 3                   Column 4
--------------------------------------------------------------------------------
                              Alteration
                 No. of       Modification
               Regulation     Omission or     Extent of Alteration modification,
   Item        in Table A     Substitution         omission or substitution.
--------------------------------------------------------------------------------
   (a)             22         Substitute      Article 5 for the whole
                                              Regulation.
   (b)             45         Substitute      Article 6 for the whole
                                              Regulation.
   (c)             47         Substitute      Article 7 for the whole
                                              Regulation.
   (d)             63         Substitute      Article 8 for the whole
                                              Regulation.
   (e)          64 to 66      Omit            The whole of these Regulations.
               inclusive
   (f)             67         Omit            The words "and may also
                                              determine in what rotation the
                                              increased or reduced number is
                                              to go out of office".
   (g)             68         Omit            The last sentence beginning "Any
                                              director so appointed".
   (h)             69         Omit            The words from "...the person so
                                              appointed..." to "...elected a
                                              director."
   (i)             71         Substitute      Article 9 for the whole
                                              Regulation.
   (j)             72         Omit            Sub-clauses (f), (g), and (h).
   (k)             81         Substitute      Article 10 for the whole
                                              Regulation.
   (l)            108         Substitute      For the first sentence "A notice
                                              may be given by the Company to
                                              any member either personally or
                                              by sending it by post to him at
                                              his registered address."
   (m)            110         Add             The words "or elsewhere in
                                              Australia" immediately before
                                              the words "supplied for the
                                              purpose".
   (n)           111(1)       Substitute      for paragraph (a) "every
                                              member;".
--------------------------------------------------------------------------------

4.   (a) Preference shares shall upon issue entitle the holders thereof:

          (i) to a cumulative preference dividend at the rate of 8% for each financial year on the capital paid up on such shares in priority to all other shares;

          (ii) upon winding up to repayment in full of the capital paid up on such. shares together with any arrears of dividends (whether or not declared at the time of winding up) in priority to all other shares;

          but shall not entitle the holders to any further participation in the surplus assets or profits of the Company or to receive notice of attend or vote at any general meetings.

     (b) The Company may at any time issue further preference shares ranking pari passu in all respects with preference shares already issued and in that event the rights of the preference shares already issued shall not be deemed to have been varied by any such further issue; and the provisions of Regulation 5 shall not apply.

5. The directors may decline to register any transfer of shares to a person of whom they do not approve without assigning any reason therefor and shall so decline if such transfer would involve a breach of the provisions of
     Article 2(b).

6. Subject to the provisions of the Statute relating to special resolutions and agreements for shorter notice, fourteen days' notice at the least (exclusive of the day on which the notice is served or deemed to be served but inclusive of the day for which notice is given) specifying the place the day and the hour of meeting and in case of special business the general nature of that business shall be given to such persons as are entitled to receive such notices from the Company; provided that save in the case of the annual general meeting or of a meeting to pass a special resolution or a resolution to increase or alter the capital or where otherwise required by the Statute a resolution signed by a member or members holding not less than two-thirds in nominal value of the shares giving the right to vote at a general meeting of the Company shall be as valid and effectual as if passed at a duly constituted general meeting. Members may sign separate copies of such resolution.

7. No business shall be transacted at any general meeting unless a quorum of members is present. Save as herein otherwise provided two members present in person shall be a quorum. For the purpose of this Article "member" includes a person attending as a proxy or as representing a corporation which is a member.

8. The minimum number of directors shall be such number if any as is required by the Statute. Unless and until otherwise determined by the Company in general meeting the number of directors shall not exceed ten. The subscribers to the Memorandum of Association shall in writing determine the first directors.

9.   A director shall not be required to hold any share qualification.

10. No director shall be disqualified by his office from contracting with or holding any other office under the Company nor shall any such contract or any contract entered into by or on behalf of the Company in which any director shall be in any way interested by avoided nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract by reason only of such director holding that office or of the fiduciary relationship thereby established provided that the nature of his interest must be disclosed by him at the meeting of the directors at which the contract is determined on if his interest then exists and has not been disclosed in accordance with section 123 of the Statute or in any other case at the first meeting of the directors after the acquisition of his interest. A director (or his alternate director) may vote in respect of any contract or arrangement in which he is interested and may be counted for the purpose of any resolution regarding the same in the quorum present at the meeting and may notwithstanding his interest and whether or not he votes participate in the execution of any instrument by or on behalf of the Company and whether through signing or sealing the same or otherwise.

11. WE, the several persons whose names are subscribed being the subscribers to the Memorandum of Association hereby agree to the foregoing Articles of Association.

--------------------------------------------------------------------------------
Signatures of Subscribers                Signatures and Addresses of Witnesses
--------------------------------------------------------------------------------
A.P. Sheehan                             A. Walton

L.B. Hodgson                             A. Walton
                                         ANNE WALTON
                                         14 Musgrave Street
                                         Mosman, NSW, 2088
--------------------------------------------------------------------------------

DATED this 16th day of September 1977.